UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 16, 2008, Basil M. Briggs retired and resigned as the Chairman of the Board and as a director of PowerSecure International, Inc., a Delaware corporation (the “Company”), for health related reasons, effective on that date. Mr. Briggs served as a member of the Board of Directors of the Company (the “Board”) since 1991, and as the non-executive Chairman of the Board of the Company since April 2007. Mr. Briggs had also served as a member of the Audit Committee and of the Compensation Committee of the Board, and had previously served as the Chairman of the Compensation Committee. Mr. Briggs’ decision to retire was not the result of any disagreements with the Company on any matter relating to its operations, policies or practices.
     Also on October 16, 2008, the Board elected Anthony D. Pell, who is an independent director of the Company, the Chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees of the Board, as its new non-executive Chairman of the Board. As compensation for his services as Chairman of the Board, Mr. Pell will receive $24,000 per year, which is the same rate of compensation as was paid to Mr. Briggs, in addition to standard retainer fees, meeting fees and equity grants made to non-employee directors of the Company. Mr. Pell will continue to serve on his existing Board committee positions.
     In addition, on October 16, 2008, the Board appointed John A. (Andy) Miller, an independent director, to its Audit Committee.
     After Mr. Brigg’s retirement, the Board and its committees continue to satisfy the composition and independent director requirements of the Securities and Exchange Commission and of the NASDAQ Stock Market.
     The Nominating and Corporate Governance Committee of the Board will consider candidates to fill the vacancy on the Board created by Mr. Briggs retirement.
     On October 16, 2008, the Company issued a press release announcing the foregoing retirement of Mr. Briggs and election of Mr. Pell. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of PowerSecure International, Inc., issued October 16, 2008, announcing the retirement of Basil M. Briggs as Chairman of the Board and the election of Anthony D. Pell

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: October 16, 2008

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